Exhibit 99.3

IMPLANT SCIENCES CORPORATION

COMPENSATION COMMITTEE CHARTER

The Board of Directors of Implant Sciences Corporation (the “Company”) hereby establishes the Compensation Committee of the Board of Directors with the following purposes, authority, powers, duties and responsibilities:

1.             Members. The Board of Directors shall appoint a Compensation Committee of at least two (2) members, consisting entirely of “independent” directors of the Board, and shall designate one (1) member as chairperson. “Independent director” means a director who meets the definition of “independence” within the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the American Stock Exchange, as determined by the Board of Directors.  Each appointed member of the Compensation Committee will be subject to annual reconfirmation and may be removed by the Board of Directors at any time.

2.             Purposes, Duties and Responsibilities. The Compensation Committee advises the Board of Directors with respect to the compensation of senior Company employees and determines certain compensation awards for executives. Specifically, the Compensation Committee will:

(a)           Review annually the approve the Company’s compensation strategy.

(b)           Review, determine and recommend to the Board of Directors for approval the individual elements of the total compensation for the Chief Executive Officer (“CEO”) who must not be present during the voting or deliberations of the Compensation Committee with respect to the compensation matters of the CEO.

(c)           Review, determine and recommend to the Board of Directors for approval the individual elements of the total compensation of all other executive officers (other than the CEO).

(d)           Review and analyze the appropriateness and adequacy of the Company’s annual, periodic or long-term incentive compensation programs and other benefit plans and assure that they are administered in a manner consistent with their terms, the Company’s compensation strategy and applicable rules and regulations.

(e)           Make awards to executives under the incentive stock option plans and other plans as may be adopted by the Company.

(f)            Prepare and approve reports on the Compensation Committee’s compensation policies applicable to the Company’s executive officers, the factors and criteria on which the CEO’s compensation was based, and such other matters as may be required by the applicable rules and regulations of the SEC, the American Stock Exchange and other regulatory authorities.

(g)           Review, recommend to the Board of Directors, and administer all plans that require “disinterested administration” under Rule 16b-3 under the Securities Exchange Act of 1934.

(h)           Approve the amendment or modification of any compensation or benefit plan pertaining to executives of the Company that does not require shareholders’ approval.

(i)            Review and recommend to the Board of Directors changes to the outside directors’ compensation.

(j)            Retain outside consultants and obtain assistance from members of management as the Compensation Committee deems appropriate in the exercise of its authority.

(k)           Make reports and recommendations to the Board of Directors within the scope of the Compensation Committee’s functions.

(l)            Approve all special perquisites, special cash payments and other special compensation and benefit arrangements for the Company’s executive officers.

(m)          Review the Compensation Committee Charter from time to time and recommend any changes thereto to the Board of Directors.

3.             Meetings. The Compensation Committee will meet as often as it deems necessary or appropriate, in its judgment, either in person or telephonically, and at such times and places as the Committee determines. The majority of the members of the Compensation Committee constitutes a quorum and shall be empowered to act on behalf of the Compensation Committee.  The Compensation Committee may, from time to time, delegate authority to subcommittees consisting of one or more members as it shall deem appropriate, subject to such reporting to or ratification by the Compensation Committee as the Compensation Committee shall direct.  Minutes will be kept of each meeting of the Compensation Committee and any subcommittees thereof.